Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 19, 2020, relating to the consolidated financial statements of Quad/Graphics, Inc. and subsidiaries and the effectiveness of Quad/Graphics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Quad/Graphics, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
August 5, 2020